Exhibit 99.2

Nationwide Financial Services

Sub-prime and Alt-A Disclosure

As of September 30, 2007

Recent market events have led to requests for more specific information concerning securities containing Sub-prime and Alt-A collateral. In support of the Company’s commitment to transparency, the following table discloses NFS’ exposure to Sub-prime and Alt-A collateral. Additional information concerning the Company’s investment activity can be found in the Company’s Quarterly Report on Form 10-Q, which is available on the investor relations section of the Company’s Web site at www.nationwide.com (upon filing).

The Company’s investments in securities that contain Sub-prime collateral are highly rated. As of September 30, 2007, 98.2% of securities containing Sub-prime collateral were rated AA or better. In addition, 68.2% of Sub-prime collateral was originated in 2005 or earlier.

The following tables summarize the distribution by collateral classification, rating and origination year, respectively, of the Company’s general account mortgage-backed and asset-backed securities as of September 30, 2007:

(dollars in millions)	Estimated fair value	% of total
Government agency	$3.638.9	33.5
Prime	1.509.5	13.9
Alt-A	2.127.3	19.6
Sub-prime	864.0	8.0
Non-mortgage collateral	2.714.1	25.0
Total	$10.853.8	100.0

	Alt-A		Sub-prime
(dollars in millions)	Estimated fair value	% of total	Estimated fair value	% of total
AAA	$2.114.0	99.4	$678.8	78.6
AA	13.3	0.6	169.7	19.6
A	—	—	6.4	0.7
BBB	—	—	8.7	1.0
BB and below	—	—	0.4	0.1
Total	$2.127.3	100.0	$864.0	100.0

	Alt-A		Sub-prime
(dollars in millions)	Estimated fair value	% of total	Estimated fair value	% total
Pre-2005	$504.2	23.7	$498.9	57.7
2005	696.9	32.8	90.7	10.5
2006	525.2	24.7	236.1	27.3
2007	401.0	18.8	38.3	4.5
Total	$2.127.3	100.0	$864.0	100.0

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Forward-Looking Information

The information included herein contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Nationwide Financial Services, Inc. and subsidiaries (NFS or collectively, the Company). These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among other, the following possibilities: (i) change in Nationwide Corporation’s control of the Company through its beneficial ownership of 95.1% of the combined voting power of all the outstanding common stock and 66.1% of the economic interest in the Company; (ii) the Company’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt service obligations and the applicable regulatory restrictions on the ability of the Company’s subsidiaries to pay such dividends; (iii) the potential impact on the Company’s reported net income and related disclosures that could result from the adoption of certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board, the SEC or other standard-setting bodies; (iv) tax law changes impacting the tax treatment of life insurance and investment products; (v) repeal of the federal estate tax; (vi) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (vii) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements, restrictions on mutual fund distribution payment arrangements such as revenue sharing and 12b-1 payments, and regulation changes resulting from industry practice investigations; (viii) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers; (ix) inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market; (x) changes in interest rates and the equity markets causing a reduction of investment income and/or asset fees, an acceleration of the amortization of deferred policy acquisition costs (DAC) and/or value of business acquired (VOBA), reduction in separate account assets or a reduction in the demand for the Company’s products; (xi) reduction in the value of the Company’s investment portfolio as a result of changes in interest rates and yields in the market as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, affecting the market generally and companies in the Company’s investment portfolio specifically; (xii) general economic and business conditions that are less favorable than expected; (xiii) competitive, regulatory or tax changes that affect the cost of, or demand for, the Company’s products; (xiv) unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations; (xv) settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheet; (xvi) deviations from assumptions regarding future persistency, mortality (including as a result of a pandemic illness, such as Avian Flu), morbidity and interest rates used in calculating reserve amounts and in pricing the Company’s products; (xvii) adverse litigation results and/or resolution of litigation and/or arbitration, investigation and/or inquiry results that could result in monetary damages or impact the manner in which the Company conducts its operations; and (xviii) adverse consequences, including financial and reputation costs, regulatory problems and potential loss of customers resulting from failure to meet privacy regulations and/or protect the Company’s customers’ confidential information.